Exhibit 99.1

Company Press Release

Thursday February 16, 2006

Advant-e Corporation Announces Record Revenue and Net Income for 2005

Company Reports 24% Increase in Revenue, 28% Increase in Net Income over Prior Year

DAYTON, Ohio, Thursday February 16, 2006 — Advant-e Corporation (OTC Bulletin Board: AVEE), a provider of Internet-based business-to-business electronic commerce services, today announced financial and operating results for the year ending December 31, 2005.

In 2005 the Company reported record revenues of $4,462,702 compared to $3,600,732 for 2004. The 24% increase in revenue is attributed to the continued expansion and market acceptance of the Company’s Internet-based business-to-business electronic commerce subscription services. Net income for 2005 was a record $600,318 or $.09 per share compared to $469,323 or $.08 per share ($.07 per share fully diluted) in 2004.

For the fourth quarter of 2005 the Company reported revenue of $1,203,771 and net income of $209,994 or $.03 per share, compared to revenue of $990,077 and net income of $127,111 or $.02 per share ($.01 per share fully diluted) in the fourth quarter of 2004.

Highlights of 2005 financial and operating results include:

•	Revenue Increase for the fifth consecutive year - Continued strong acceptance of core Web EDI services to small and medium size suppliers of large grocery and general merchandise retailers, automotive manufacturers, and other large buying organizations

•	Automotive Web EDI Revenue Acceleration - Automotive Web EDI revenue comprised 4% of total revenue in 2005 compared to a nominal amount in 2004

•	EnterpriseEC® Revenue Growth of 45% - Trading Community Connectivity and Management Solution accounted for 11% of revenue in 2005 compared to 9% in 2004

•	Net Income Increase of 28% - Net Income benefited from lower amortization of software development costs in 2005 of $217,780 compared to $332,430 in 2004

•	Cash and Short-term Investments increased 111% - Increase to $1,989,337 in 2005 from $944,892 in 2004. Allowing for income taxes for 2005 which are payable in 2006 cash and short-term investments increased 71% over 2004.

•	Shareholders Equity Increased 51% - From $1,332,840 in 2004 to $2,014,953 in 2005

•	Pre-Tax Profit of 21% - Exceeded 20% for second consecutive year

Commenting on the year-end results, Mr. Jason K. Wadzinski, CEO of Advant-e stated, “Our primary goal in 2005 was to achieve 20% pre-tax profit while growing revenue at an acceptable level. I would like to thank the dedicated Edict Systems team for exceeding this goal. Our secondary goal for 2005 was to diversify the markets we serve. Our entry into the Automotive supply chain with our Web EDI services for suppliers to large OEM’s along with our suite of trading community ramping services is proving to be successful. We hope to continue to grow this segment of our business as well as expand into other industries.”

“We are very excited about our future opportunities” continued Mr. Wadzinski. “Now that our financial base is solid, our top priority for the coming years is accelerated revenue growth through expansion of existing offerings, new products and services, and increased sales and marketing efforts. In support of this goal, we plan on increasing our investment in infrastructure, new product development, and sales and marketing related costs. While this will likely reduce our short-term profitability, we are confident that we can leverage our industry-leading position to bring new value-added services to our existing and new customers.”

As a result, the Company’s management offers the following guidance:

•	Revenue growth goal of 24-28% in 2006

•	Significant increase in capital spending on infrastructure, new product development, and intensified sales and marketing efforts

•	Pre-tax profit goal of 14-18%

•	Continued expansion in core retail/grocery business and accelerated growth in automotive, consumer durables and consumer packaged goods markets

About Advant-e Corporation

Advant-e, via its wholly owned and sole operating subsidiary Edict Systems, Inc., is a provider of Business-to-Business electronic commerce software and Internet-based applications specializing in Electronic Data Interchange (EDI) and XML-based solutions for recurring transactions. Advant-e specializes in horizontal transaction services via EnterpriseEC®, an Internet-based Trading Community Connectivity and Management Solution, and within specific industries via web-based EDI services including www.GroceryEC.com, www.RetailEC.com, www.AutomotiveEC.com, www.MfgEC.com and www.CPGSupplier.com.

In addition to Internet and web-based e-commerce solutions, Edict Systems also provides e-commerce integration and bar coding applications. Additional information about Advant-e Corporation can be found at www.Advant-e.com and www.edictsystems.com or by contacting investor relations at (937) 429-4288. The company’s email is info@edictsystems.com.

ADVANT-E CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Revenue	$1,203,771	990,077	4,462,702	3,600,732
Cost of revenue	368,486	325,474	1,511,007	1,239,179

Gross margin	835,285	664,603	2,951,695	2,361,553
Marketing, general and administrative expenses	539,793	440,492	2,010,911	1,562,621

Operating income	295,492	224,111	940,784	798,932
Other Income (expense), net	4,602	—	9,734	(2,209)

Income before taxes	300,094	224,111	950,518	796,723
Income tax expense	90,100	97,000	350,200	327,400

Net income	$209,994	127,111	600,318	469,323

Basic earnings per share	$0.03	0.02	0.09	0.08

Diluted earnings per share	$0.03	0.01	0.09	0.07

Weighted average shares outstanding	6,403,174	6,244,917	6,325,218	6,244,917

Weighted average shares outstanding, assuming dilution	6,408,788	6,461,143	6,340,851	6,587,285

ADVANT-E CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31, 2005	December 31, 2004
Assets

Current Assets
Cash and cash equivalents	$1,763,435	944,892
Short-term investments	225,902	—
Accounts receivable, net	351,482	290,394
Prepaid expenses and deposit	25,128	26,420

Total current assets	2,365,947	1,261,706

Software development costs, net	160,656	298,809
Property and equipment, net	262,523	271,604

Total assets	2,789,126	1,832,119

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable	44,838	39,681
Accrued salaries and other expenses	115,510	99,810
Income taxes payable	375,652	26,000
Deferred income taxes	26,000	—
Deferred revenue	76,173	142,788

Total current liabilities	638,173	308,279

Deferred income taxes	136,000	191,000

Total liabilities	774,173	499,279

Shareholders’ equity
Common stock, $.001 par value; 20,000,000 shares authorized; 6,403,714 outstanding at December 31, 2005 and 6,244,917 outstanding at December 31, 2004	6,403	6,245
Paid-in capital	1,551,606	1,475,584
Accumulated other comprehensive income	5,615	—
Retained earnings (deficit)	451,329	(148,989)

Total shareholders’ equity	2,014,953	1,332,840

Total liabilities and shareholders’ equity	$2,789,126	1,832,119

ADVANT-E CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2005	2004
Cash flows from operating activities:
Net income	$600,318	469,323
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	110,721	80,637
Amortization of software development costs	217,780	332,430
Deferred income taxes	(32,800)	301,400
Net realized losses on available-for-sale investments	2,222	—
Increase (decrease) in cash arising from changes in assets and liabilities:
Accounts receivable	(61,087)	(74,499)
Prepaid expenses	1,291	(10,233)
Accounts payable	5,157	(32,491)
Accrued salaries and other expenses	15,700	27,943
Income taxes payable	349,652	26,000
Deferred revenue	(66,615)	51,857

Net cash flows from operating activities	1,142,339	1,172,367

Cash flows from investing activities:
Purchases of available-for-sale investments	(253,877)	—
Proceeds from sale of available-for-sale investments	35,168	—
Purchases of equipment	(101,640)	(183,554)
Software development costs	(79,627)	(149,561)

Net cash flows from investing activities	(399,976)	(333,115)

Cash flows from financing activities:
Issuance of common stock	91,500	—
Payments on notes	—	(94,965)
Payments of direct costs of securities registration	(15,320)	(15,843)

Net cash flows from financing activities	76,180	(110,808)

Net increase in cash and cash equivalents	818,543	728,444
Cash and cash equivalents, beginning of period	944,892	216,448

Cash and cash equivalents, end of period	$1,763,435	944,892

Supplemental disclosures of cash flow items:
Interest paid	$—	3,042
Income taxes paid	$33,348	—

The information in this news release includes certain forward looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements to the future financial performance of the company. Although the company believes that the expectations reflected on its forward looking statements are reasonable, it can give no assurance that such expectations or any or its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties.